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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                        ------------------------------

                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                AMERICAN HERITAGE LIFE INVESTMENT CORPORATION
--------------------------------------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)

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                          Florida                                               59-1219710
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         (State of Incorporation or Organization)                    (I.R.S. Employer Identification No.)


             1776 American Heritage Life Drive
                   Jacksonville, Florida                                             32224
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         (Address of Principal Executive Offices)                                 (Zip Code)
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     If this Form relates to the             If this Form relates to the
     registration of a class of debt         registration of a class of debt
     securities and is effective upon        securities and is to become
     filing pursuant to General              effective simultaneously with
     Instruction A(c)(1) please check        the effectiveness of a
     the following box. [ ]                  concurrent registration
                                             statement under the Securities
                                             Act of 1933 pursuant to
                                             General Instruction A(c)(2)
                                             please check the following box.
                                             [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                  Name of Each Exchange on Which
        to be so Registered                  Each Class is to be Registered
        -------------------                  ------------------------------

        FELINE PRIDES(SM) unit               New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        The class of securities to be registered hereby is the FELINE PRIDES unit ("FELINE PRIDES"SM) of American Heritage Life Investment Corporation, a Florida corporation.

        For a description of the FELINE PRIDES units, reference is made to Amendment No. 1 to the Registration Statement on Form S-3 of American Heritage Life Investment Corporation, and a certain other registrant (Registration No. 333-24153), filed with the Securities and Exchange Commission on June 3, 1997 (the "Registration Statement"), and the form of prospectus for the FELINE PRIDES units included therein, which description is incorporated herein by reference. Definitive copies of the prospectus describing the FELINE PRIDES units will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A. ("FELINE PRIDES" is a service mark of Merrill Lynch & Co. Inc.).

Item 2. Exhibits.

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
                  1.       Form of Purchase Contract Agreement, between American Heritage Life
                           Investment Corporation and The First National Bank of Chicago, as Purchase
                           Contract Agent (incorporated herein by reference to Exhibit 4(f) to
                           Amendment No. 1 to the Registration Statement).

                  2.       Form of Pledge Agreement, among American Heritage Life Investment Corporation,
                           The Chase Manhattan Bank, as Collateral Agent, and The First National
                           Bank of Chicago, as Purchase Contract Agent (incorporated hereby by reference to Exhibit 4(g) to Amendment No. 1 to the Registration Statement).

                  3.       Forms of Income PRIDES and Growth PRIDES (incorporated herein by reference to Exhibit A and Exhibit B of Exhibit 4(f) to Amendment No. 1 to the Registration
                           Statement).

                  4.       Form of Amended and Restated Declaration of Trust, between T. O'Neal
                           Douglas and C. Richard Morehead, as Regular Trustees, American Heritage Life
                           Investment Corporation and The First National Bank of Chicago as Institutional
                           Trustee (incorporated herein by reference to Exhibit 4(k) of Amendment No. 1 to the Registration Statement).

                  5.       Form of Preferred Security (incorporated herein by reference to Exhibit 4(c) to
                           Amendment No. 1 to the Registration Statement).

                  6.       Form of Supplemental Indenture to Subordinated Debt Securities Indenture, among
                           American Heritage Life Investment Corporation and The First National Bank of
                           Chicago as Indenture Trustee (incorporated herein by reference to Exhibit 4(j) to
                           Amendment No. 1 to the Registration Statement).

                  7.       Form of Junior Subordinated Debenture (incorporated herein by reference to
                           Exhibit 4(d) to Amendment No. 1 to the Registration Statement).

                  8.       Form of Guarantee Agreement, among The First National Bank of Chicago as
                           Institutional Trustee and American Heritage Life Investment Corporation
                           (incorporated herein by reference to Exhibit 4(e) to Amendment No. 1 to the
                           Registration Statement).
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                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           AMERICAN HERITAGE LIFE INVESTMENT
                                           CORPORATION



Dated:  June 3, 1997                       By: /S/ W. MICHAEL HEEKIN
                                              ---------------------------------
                                           W. Michael Heekin, Esq.
                                           Senior Vice President and Corporate
                                           Secretary





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